Eaton Corporation
2011 Annual Report on Form 10-K
Item 15(b)
Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Eaton Corporation and in the related Prospectuses of our reports dated February 24, 2012, with respect to the consolidated financial statements of Eaton Corporation, and the effectiveness of internal control over financial reporting of Eaton Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

Registration number	Description	Filing date
333-172523	Eaton Electrical de Puerto Rico Retirement Savings Plan - Form S-8 Registration Statement - 100,000 Shares	February 28, 2011

333-166331	Eaton Personal Investment Plan - Form S-8 Registration Statement - 300,000 Shares	April 28, 2010

333-166330	Eaton Electrical de Puerto Rico Retirement Savings Plan - Form S-8 Registration Statement - 90,000 Shares	April 28, 2010

333-161002	Eaton Corporation 2009 Stock Plan - Form S-8 Registration Statement - 9,600,000 Shares	August 4, 2009

333-158822	Eaton Electrical de Puerto Rico Retirement Savings Plan - Form S-8 Registration Statement - 90,000 Shares	April 27, 2009

333-158821	Eaton Incentive Compensation Deferral Plan II - Form S-8 Registration Statement - 250,000 Shares	April 27, 2009

333-158820	Eaton Savings Plan - Form S-8 Registration Statement - 10,000,000 Shares	April 27, 2009

333-158818	2005 Non-Employee Director Fee Deferral Plan - Form S-8 Registration Statement - 30,000 Shares	April 27, 2009

333-157597	Eaton Corporation - Form S-3 Automatic Shelf Registration Statement	February 27, 2009

333-152763	Eaton Corporation 2008 Stock Plan - Form S-8 Registration Statement - 2,700,000 Shares	August 5, 2008

333-150637	Eaton Personal Investment Plan - Form S-8 Registration Statement - 375,000 Shares	May 5, 2008

333-124129	Eaton Corporation Incentive Compensation Deferral Plan II - Form S-8 Registration Statement - 400,000 Shares	April 18, 2005

333-124128	Eaton Corporation Deferred Incentive Compensation Plan II - Form S-8 Registration Statement - 750,000 Shares	April 18, 2005

333-124127	2005 Non-Employee Director Fee Deferral Plan - Form S-8 Registration Statement - 30,000 Shares	April 18, 2005

333-116970	Eaton Corporation 2004 Stock Plan - Form S-8 Registration Statement - 7,000,000 Shares	June 29, 2004

333-104366	1996 Non-Employee Director Fee Deferral Plan - Form S-8 Registration Statement - 30,000 Shares	April 8, 2003

333-97371	Eaton Corporation 2002 Stock Plan - Form S-8 Registration Statement	July 30, 2002

333-86389	Eaton Corporation Executive Strategic Incentive Plan - Form S-8 Registration Statement	September 2, 1999

333-62373	Eaton Holding Limited U.K. Savings - Related Share Option Scheme [1998] - Form S-8 Registration Statement	August 27, 1998

/s/ Ernst & Young LLP
Cleveland, Ohio
February 24, 2012

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